UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 20, 2004


                        JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)


          Delaware                     0-14112                 43-1128385
 ----------------------------  ------------------------   -------------------
 (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
              --------------------------------------------------
              (Address of principal executive offices)(zip code)


     Registrant's telephone number, including area code:   (417) 235-6652

 Item 1.01  Entry into a Material Definitive Agreement.

      On December 17, 2004, Jack Henry & Associates, Inc. ("Jack Henry") and its wholly-owned subsidiary JHA Synergy, Inc. entered into an Asset Purchase Agreement with SER Systems, Inc. and its wholly-owned subsidiary SER Systems, Inc. (collectively, "SER"), whereby Jack Henry purchased the assets of SER's business of developing, selling and servicing integrated document management software (the "IDM Business"). The Assets purchased included the IDM Business software, trademarks, accounts receivable, customer and other contracts, equipment and related intangibles and goodwill. Jack Henry's purchase consideration included the assumption of certain contract liabilities and obligations, assumption of certain accounts payable, assumption of an office lease and $35 million in cash.


 Item 8.01  Other Events.

      On December 20, 2004, Jack Henry & Associates, Inc. ("Jack Henry") issued a press release (a copy of which is attached to this report) announcing the acquisition of the IDM Business from SER.


 Item 9.01 Financial Statements and Exhibits.

      (c)  Exhibits

           99.1 Press release dated December 20, 2004.




                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          JACK HENRY & ASSOCIATES, INC.
                          (Registrant)

 Date: December 20, 2004  By: /s/ Kevin D. Williams
                          -------------------------
                          Kevin D. Williams
                          Chief Financial Officer